EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (this "AGREEMENT), is made and entered into as of the 1st day of December, 1999 (the "EFFECTIVE DATE"), by and between INTERLEUKIN GENETICS, INC., a Texas corporation ("EMPLOYER"), and KENNETH S. KORNMAN, an individual ("EMPLOYEE").

                                 R E C I T A L S

      A. Employer desires to obtain the benefit of the services of Employee and Employee desires to render such services to Employer.

      B. The Board of Directors of Employer (the "BOARD") has determined that it is in Employer's best interest to employ Employee and to provide certain benefits to Employee.

      C. Employer and Employee desire to set forth the terms and conditions of Employee's employment with Employer on the terms and subject to the conditions of this Agreement.

                                A G R E E M E N T

      In consideration of the foregoing recitals and of the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:

      1. TERM. Employer agrees to employ Employee, and Employee agrees to serve Employer, in accordance with the terms of this Agreement, for a term (the "TERM") beginning on the Effective Date and continuing for a period of three (3) years thereafter unless earlier terminated in accordance with the provisions hereof.

      2. EMPLOYMENT OF EMPLOYEE.

            (a) SPECIFIC POSITIONS. Employer and Employee hereby agree that, subject to the provisions of this Agreement, Employer will employ Employee and Employee will serve as an employee of Employer. Employee shall have the title and perform the duties set forth on EXHIBIT A hereto and such other reasonable, usual and customary duties of such office as may be delegated to Employee from time to time by the Board, subject always to the policies as reasonably determined from time to time by the Board.

            (b) PROMOTION OF EMPLOYER'S BUSINESS. During the Term, Employee shall not engage in any business competitive with Employer. Employee agrees to devote his full business time, attention, knowledge, skill and energy to the business, affairs and interests of Employer and matters related thereto, and shall use his best efforts and abilities to promote Employer's

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interests; PROVIDED, HOWEVER, that Employee is not precluded from devoting reasonable periods to time required: (i) for serving as a director or committee member of any organization that does not compete with Employer or that does not involve a conflict of interest with Employer; (ii) for managing his personal investments; so long as in either case, such activities do not materially interfere with the regular performance of his duties under this Agreement; or
(iii) for delivering scientific lectures in the area of Periodontal Disease and Treatment and such other scientific areas as shall be approved by the President of Employer.

      3. SALARY. Employer shall pay to Employee during the term of this Agreement a base salary ("BASE SALARY") of $200,000.00 per year, payable in equal monthly installments. The Base Salary may be increased (but not decreased) annually at the Employer's sole discretion throughout the Term on each anniversary of the Effective Date in the discretion of Employer's Board. In addition, at such time as a new President or Chief Executive Officer is recruited and hired by the Employer, Employee's salary shall automatically be adjusted to equal on a per month basis, at least eighty-five percent (85%) of the guaranteed, non-discretionary compensation being paid such new President or Chief Executive Officer.

      4. BONUS. In addition to the Base Salary, Employee shall also receive a bonus, if any, as determined annually by the Board of Directors of Employer in its sole discretion.

      5. BENEFITS.

            (a) FRINGE BENEFITS. During Employee's employment by Employer under this Agreement, Employee shall be eligible for participation in and shall be covered by any and all such medical, disability, life and other insurance plans and such other similar benefits available to other executive employees. Employer will pay life insurance premiums annually in the amount of $2720.00 on a policy for Employee; Employee shall have the right to designate ownership and beneficiary of said policy. Employee will receive a monthly automobile allowance of $600.00.

            (b) REIMBURSEMENTS. During Employee's employment with Employer under this Agreement, Employee shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by Employee in performing services hereunder, including all expenses of travel at the request of, or in the service of, Employer provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by Employer.

            (c) VACATION. During Employee's employment with Employer hereunder, Employee shall be entitled to an annual vacation leave of four (4) weeks at full pay, which shall be adjusted in accordance with the vacation policy generally applicable to employees of the Employer.

      6. TERMINATION.

            (a) TERMINATION FOR CAUSE. Employer shall have the right, exercisable immediately upon written notice, to terminate Employee's employment for "Cause."

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                  (i) DEFINITION OF CAUSE. As used herein, "CAUSE" means any of the following: (A) habitual drunkenness under the influence of alcohol by Employee or illegal use of narcotics; (B) Employee is convicted by a court of competent jurisdiction, or pleads "no contest" to, a felony or any other conduct of a criminal nature (other than minor traffic violations) by Employee; (C) Employee engages in fraud, embezzlement, or any other illegal conduct; (D) Employee imparts confidential information relating to Employer or its business to competitors or to other third parties other than in the course of carrying out Employee's duties; (E) Employee refuses to perform his duties hereunder or otherwise breaches any covenant, warranty or representation of this Agreement or Employee's Non-Disclosure and Confidentiality Agreement executed concurrently herewith, and, except for any conduct described in clauses (A) through (D) of this Section 6(a)(i), fails to cure such breach (if such breach is then capable of being cured) within ten (10) business days following written notice thereof specifying in reasonable detail the nature of such breach, or if such breach is not capable of being cured in such time, a cure shall not have been diligently initiated within such ten (10) business day period.

                  (ii) EFFECT OF TERMINATION. Upon termination in accordance with this Section 6(a), Employee shall be entitled to no further compensation hereunder other than the Base Salary and other benefits accrued hereunder through, but not including, the effective date of such termination. Employer's exercise of its right to terminate for Cause shall be without prejudice to any other remedy to which it may be entitled at law, in equity or under this Agreement.

            (b) VOLUNTARY TERMINATION. Employee may terminate his employment at any time by giving no less than thirty (30) days' written notice to Employer.

                  (i) NO REASON. Upon termination in accordance with this
Section 6(b), except as otherwise provided in Section 6(b)(ii), below, Employee shall be entitled to no further compensation hereunder other than the Base Salary and other benefits accrued hereunder through, but not including, the effective date of such termination.

                  (ii) GOOD REASON. Notwithstanding anything to the contrary in
Section 6(b)(i) above, if Employee terminates his employment under this Section 6(b) for Good Reason (as defined below), Employee shall be entitled to receive from Employer all of the compensation and benefits provided for in Section 6(e) below. As used herein, "GOOD Reason" means any of the following: (A) the assignment to Employee of duties materially inconsistent with those of other employees of Employer in like positions where Employee provides written notice to Employer within six (6) months of such assignment that such duties are materially inconsistent with those duties of similarly situated employees and Employer fails to release Employee from his obligation to perform such inconsistent duties within twenty (20) business days after Employer's receipt of such notice; or (B) a failure by Employer to comply with any other material provision of Sections 3 through 5, inclusive, of this Agreement which has not been cured within fifteen (15) business days after notice of such noncompliance has been given by Employee to Employer, or if such failure is not capable of being cured in such time, a cure shall not have been diligently initiated by Employer within such fifteen (15) business day period.

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            (c) TERMINATION DUE TO DEATH OR DISABILITY. This Agreement shall automatically terminate upon the death of Employee. In addition, if Employee is unable to perform the essential functions of his job with or without a reasonable accommodation because of a physical or mental impairment for a period of six (6) months, Employer may terminate Employee's employment upon written notice to Employee. Upon termination in accordance with this Section 6(c), Employee (or Employee's estate, as the case may be) shall be entitled to no further compensation hereunder other than the Base Salary and other benefits accrued hereunder through, but not including, the date of death or, in the case of disability, the date of termination.

            (d) TERMINATION UPON CESSATION OF BUSINESS. Employer shall have the right to immediately terminate Employee's employment under this Agreement upon a "Cessation of Business." For purposes of this Agreement, a "CESSATION OF BUSINESS" shall mean Employer's ceasing to operate in the ordinary course of business, whether by dissolution, liquidation, sale of assets, consolidation, merger or otherwise, in connection with, pursuant to or arising out of a good faith determination by the Board that the continuing operation of the business in its ordinary course is reasonably likely to render Employer unable to meet its liabilities as they mature. Upon termination in accordance with the Section 6(d), Employee shall be entitled to no further compensation hereunder other than the Base Salary and other benefits accrued hereunder through, but not including, the effective date of such termination. If Employee is so terminated by Employer pursuant to this Section 6(d) during the Term, Employer shall (i) pay to Employee the Base Salary, and (ii) provide the same health insurance benefits to which Employee was entitled hereunder, in each case (i.e., the Base Salary and health insurance benefits), until the earlier to occur of (A) the expiration of the remaining portion of the Term, or (B) the expiration of the three (3) month period commencing on the date Employee is terminated. Employer may make such payments in accordance with its regular payroll schedule or in a single lump sum payment in its sole discretion.

            (e) TERMINATION WITHOUT CAUSE. Employer shall have the right, exercisable upon 30 days' prior written notice, to terminate Employee's employment under this Agreement for any reason other than set forth in Sections 6(a), (c) and (d) above, at any time during the Term. If Employee is so terminated by Employer pursuant to this Section 6(e) during the Term, Employer shall (i) pay to Employee the Base Salary, and (ii) provide the same health insurance benefits to which Employee was entitled hereunder, in each case (i.e., the Base Salary and health insurance benefits), until the earlier to occur of
(A) the expiration of the remaining portion of the Term, or (B) the expiration of the twelve (12) month period commencing on the date Employee is terminated. Employer may make such payments in accordance with its regular payroll schedule or in a single lump sum payment in its sole discretion.

      7. PUBLICITY. During the term of this Agreement and for a period of one
(1) year thereafter, Employee shall not, directly or indirectly, originate or participate in the origination of any publicity, news release or other public announcements, written or oral, whether to the public

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press or otherwise, relating to this Agreement, to any amendment hereto, to
Employee's employment hereunder or to the Company, without the prior written approval of the Company.

      8. RESTRICTIVE COVENANTS.

            (a) NON-COMPETITION. In consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby covenants and agrees that during the term of this Agreement and for a period of twelve (12) months following termination of this Agreement, regardless of how such termination may be brought about, Employee shall not, directly or indirectly, as proprietor, partner, stockholder, director, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity which engages anywhere in the world in any business activity which is competitive to current business activities in which the Company participates during Employee's employment with the Company; PROVIDED, HOWEVER, the foregoing shall not, in any event, prohibit Employee from purchasing and holding as an investment not more than 1% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the Company, so long as Employee does not participate in any way in the management, operation or control of such entity. It is further recognized and agreed that, even though an activity may not be restricted under the foregoing provision, Employee shall not during the term of this Agreement and for a period of twelve (12) months following termination of this Agreement, regardless of how such termination may be brought about, provide any services to any person or entity which may be used against, or in conflict with the interests of, the Company or its customers or clients.

            (b) JUDICIAL REFORMATION. Employee acknowledges that, given the nature of the Company's business, the covenants contained in Section 8(a) establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Company's business and to protect its legitimate business interests. If, however, Section 8(a) is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

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            (c) CUSTOMER LISTS; NON-SOLICITATION. In consideration of the benefits of this Agreement, including Employee's access to and limited use of proprietary and confidential information of the Company, as well as training, education and experience provided to Employee by the Company directly and/or as a result of work projects assigned by the Company with respect thereto, Employee hereby further covenants and agrees that for a period of twelve (12) months following the termination of this Agreement, regardless of how such termination may be brought about, Employee shall not, directly or indirectly, (i) use or make known to any person or entity the names or addresses of any clients or customers of the Company or any other information pertaining to them, (ii) call on for the purpose of competing, solicit, take away or attempt to call on, solicit or take away any clients or customers of the Company on whom Employee called or with whom he became acquainted during his employment with the Company, nor (iii) recruit or attempt to recruit any employees of the Company.

            (d) AFFILIATES. When used in this Section 8, the term "Company" includes Interluekin Genetics, Inc. and all affiliates and subsidiaries of Interluekin Genetics, Inc.

      9. MISCELLANEOUS.

            (a) WITHHOLDINGS. All payments to Employee hereunder shall be made after reduction for all federal, state and local withholding and payroll taxes, all as determined under applicable law and regulations, and Employer shall make all reports and similar filings required by such law and regulations with respect to such payments, withholdings and taxes.

            (b) SUCCESSION. This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns. The obligations and duties of Employee hereunder shall be personal and not assignable.

            (c) NOTICES. Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted overnight express delivery or by facsimile to and received by the party to whom such notice is intended (provided the original thereof is sent by mail, in the manner set forth below, on the next business day after the facsimile transmission is sent), or in lieu of such personal delivery or overnight express delivery or facsimile transmission, on receipt when deposited in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address set forth below such party's signature to this Agreement. The parties may change their respective addresses for the purpose of this Section 9(c) by giving notice of such change to the other parties in the manner which is provided in this Section 9(c).

            (d) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and it replaces and supersedes any prior agreements between the parties relating to said subject matter.

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            (e) HEADINGS. The headings of Sections herein are used for convenience only and shall not affect the meaning of contents hereof.

            (f) WAIVER; AMENDMENT. No provision hereof may be waived except by a written agreement signed by the waiving party. The waiver of any term or of any condition of this Agreement shall not be deemed to constitute the waiver of any other term or condition. This Agreement may be amended only by a written agreement signed by the parties hereto.

            (g) SEVERABILITY. If any of the provisions of this Agreement shall be held unenforceable by the final determination of a court of competent jurisdiction and all appeals therefrom shall have failed or the time for such appeals shall have expired, such provision or provisions shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full effect. In the event this Agreement or any portion hereof is more restrictive than permitted by the law of the jurisdiction in which enforcement is sought, this Agreement or such portion shall be limited in that jurisdiction only to the extent required by the law of that jurisdiction.

            (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

            (i) ARBITRATION. Except for the provisions of Sections 7 and 8 with regard to which the Company expressly reserves the right to petition a court directly for injunctive or other relief, any dispute arising out of or relating to this Agreement, or the breach, termination or the validity hereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. THE ARBITRATOR OR ARBITRATORS ARE NOT EMPOWERED TO AWARD DAMAGES IN EXCESS OF COMPENSATORY DAMAGES (INCLUDING REASONABLE ATTORNEYS FEES AND EXPERT WITNESS FEES) AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO RECOVER SUCH DAMAGES (INCLUDING, WITHOUT LIMITATION, PUNITIVE DAMAGES) IN ANY FORUM. The arbitrator or arbitrators may award equitable relief in those circumstances where monetary damages would be inadequate. The arbitrator or arbitrators shall be required to follow the applicable law as set forth in the governing law section of this Agreement. The arbitrator or arbitrators shall award reasonable attorneys fees and costs of arbitration to the prevailing party in such arbitration.

            (j) EQUITABLE RELIEF. In the event of a breach or a threatened breach by Employee of any of the provisions contained in Sections 7 or 8 of this Agreement, Employee acknowledges that the Company will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, the Company shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual, without having to post bond. The foregoing shall be in addition to

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and without prejudice to any other rights that the Company may have under this
Agreement, at law or in equity, including, without limitation, the right to sue for damages.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

"EMPLOYER":                               "EMPLOYEE":

INTERLEUKIN GENETICS, INC.


By:    /s/ U. SPENCER ALLEN                   /s/ KENNETH S. KORNMAN
           U. SPENCER ALLEN                       KENNETH S. KORNMAN

Address:                                  Address:

           100 NE Loop 410, Suite 820           3007 Orchard Hill
            San Antonio, TX 78216               San Antonio, TX 78216

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                                    EXHIBIT A

                               DESCRIPTION OF JOB

TITLE:

      Chief Scientific Officer

DUTIES AND RESPONSIBILITIES:

1. Plan and oversee all research directed at discovering new technology to be commercialized by Interleukin Genetics, Inc.

2.    Plan and oversee product development.

3. Develop a research and development plan and budget to be approved by the Board of Directors.

4. Have and supervise research and administrative staff as needed to perform above duties.

5.    Participate in the planning and guidance of ILGN corporate strategy.

6.    Manage the Research and Development budgets.

7.    Other activities as designated by the CEO and Board of Directors.

8.    Participate in business development activities.

9.    Participate in activities related to protection of intellectual property.


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